EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS THIRD QUARTER RESULTS

3rd QUARTER 2007 HIGHLIGHTS

•	Assets Reach Record $4.7 Billion
•	Loans Increase 24% Linked-Quarter, Annualized
•	18% Growth in Deposits Year-Over-Year
•	Three Affiliate Bank Openings During the Quarter
•	Twelve De Novo Applications Pending

LANSING, Mich. and PHOENIX, Ariz.: October 18, 2007: Capitol Bancorp Limited (NYSE: CBC) today reported third quarter 2007 net income approximating $6.0 million compared to $10.8 million in the third quarter of 2006.  Basic and diluted earnings per share (EPS) were both $0.35 for the third quarter of 2007, compared to $0.37 on a linked-quarter basis and $0.68 and $0.66, respectively, for the third quarter of 2006.  Consolidated assets approximated $4.7 billion at September 30, 2007, a 21 percent increase when compared to $3.9 billion a year ago. Total portfolio loans approximated $4 billion, increasing 22 percent year-over-year, when compared to the $3.3 billion reported at September 30, 2006, and reflecting 24 percent growth, annualized, on a linked-quarter basis.  Total deposits, approximating $3.7 billion, reflect an 18 percent increase over the approximate $3.1 billion reported in 2006.

Capitol Bancorp’s Chairman and CEO Joseph D. Reid said, “The first three quarters of 2007 have provided significantly weaker results for banks in the Great Lakes Region, but we continue with our efforts to minimize regional effects in the future through our commitment to national development.  Our geographic diversification initiatives were implemented more than a decade ago to mitigate the types of challenges that we continue to face in the Great Lakes Region, particularly in Michigan.  Adherence to our objective to develop our community bank network nationally will provide greater earnings stability in future periods.”

“Our unwavering confidence in our model of selecting local talent to develop affiliate banks has resulted in significant growth in new markets and further development in existing geographic regions.  Ultimately, our goal of strengthening and stabilizing the foundation of core earnings for our shareholders will be realized through this strategy.”

Three affiliate banks joined the Capitol Bancorp network during the third quarter of 2007.  Issaquah Community Bank, in Issaquah, Washington, opened in July, as did Capitol Bancorp’s first affiliate bank in the state of New York, USNY Bank.  High Desert Bank, the Corporation’s first financial institution located in the state of Oregon, opened in September in the community of Bend.  Additionally, earlier this month, Capitol Bancorp opened an affiliate bank in Loveland, Colorado, its third in that state.  These recent additions join the de novo affiliates opened earlier this year in California, Colorado and Washington, expanding Capitol Bancorp’s national network consisting of 56 community banks to 16 states across the country.  Currently, twelve applications are pending to establish community banks in the states of Arizona, California, Colorado, Missouri, Nebraska, North Carolina, Oklahoma and Texas.  The Corporation’s capital base of nearly $690 million, representing approximately 15 percent of consolidated total assets, supports the current network of affiliate banks while providing a solid foundation for the Corporation’s plans for future growth.

Quarterly Performance
Consolidated net operating revenues grew 8 percent to $53.8 million for the third quarter of 2007 compared with $49.6 million for the third quarter of 2006, aided by 45 percent growth in noninterest income that was fueled in part by continued growth in Capitol’s wealth management efforts.  The net interest margin was 4.42 percent, compared to 4.53 percent reported in the second quarter of 2007.  While the Corporation’s average earning assets expanded approximately 20 percent from a year ago, to more than $4.2 billion, Capitol Bancorp’s traditionally strong margin was impacted by many factors: a flat-to-inverted yield curve, intense pricing competition at a time when robust loan growth outpaced the generation of traditional core funding sources, slightly lower levels of noninterest-bearing deposit accounts, increases in nonperforming assets (primarily in the Great Lakes Region), and the issuance of approximately $55 million of trust preferred financing earlier in the year to support bank development.

Net income for the quarter approximated $6.0 million, a decrease from $10.8 million reported in the third quarter of 2006.  Weakened bank performance and related earnings contribution of the Corporation’s mature banks in its Great Lakes Region was the major reason for the earnings decrease.  Operating expenses increased 30 percent year-over-year, a result of the addition of 9 banks over the last twelve months and the continued support and reinforcement of business development efforts at Capitol’s existing banks and nonbank affiliates.  Historically, it is not uncommon for Capitol Bancorp to report negative operating leverage in the early stages of vibrant de novo development.  Diluted earnings per share of $0.35 decreased from $0.66 reported in the third quarter of 2006.  Increased provisions for loan losses (at nearly two-times net charge-offs both for the third quarter and nine-month period) tied primarily to the Michigan economy, coupled with an 8 percent increase in the Corporation’s outstanding share count year-over-year, were also contributing factors to the decline in earnings per share.

Nine Month Performance
Comparable to the challenges noted in quarterly performance discussed above, modest revenue growth (an increase of 7 percent to $155 million when compared to the year-ago period) was offset by the costs attributable to the Corporation’s expanding national franchise.  Diluted earnings per share of $1.08 for the first nine months of 2007 decreased from the $1.89 reported last year.  Bank performance and related earnings contribution of the Corporation’s mature banks in its Great Lakes Region was the major reason for the earnings decrease, coupled with tepid earnings results from the Southwest Region banks.

Balance Sheet
The Corporation’s capital position remains strong.  The equity-to-asset ratio was 8.39 percent at September 30, 2007, down slightly compared to the 8.50 percent reported at September 30, 2006, as total assets have expanded 21 percent year-over-year.  The total capital-to-asset ratio was 14.82 percent at September 30, 2007, an increase from the 14.08 percent reported a year ago as total capital resources approached $690 million.

Net charge-offs at 0.45 percent of average portfolio loans outstanding for the third quarter of 2007 increased from the previous quarter’s 0.18 percent and were up from 0.19 percent in the corresponding period of 2006.  The ratio of nonperforming assets to total assets percent was 1.42 percent at September 30, 2007 compared to the 1.17 percent reported at the end of the preceding quarter, and the allowance coverage ratio of nonperforming loans was 100 percent at September 30, 2007.  With commercial real estate often serving as the primary source of collateral and security for most affiliate bank loans, resolution timetables for nonperforming loans can be extended due to state-specific redemption laws as well as market conditions for sale of real estate.  Consequently, while nonperforming loan and asset ratios at Capitol Bancorp may increase, historically net charge-off levels have been contained, as reflected in the nine month charge-offs ratio of approximately 30 basis points.  In light of ongoing and well-publicized difficulties in the Michigan economy, and the challenges such an uncertain environment poses, the Corporation continues to take a conservative stance with regard to the recognition and resolution of problem assets.

“The difficulties experienced this quarter, particularly with our affiliate banks in Michigan, reinforce the strategic objectives that we have set for Capitol Bancorp Limited to decrease reliance on a particular region’s economic environment,” said Reid.  “Initially, Capitol Bancorp’s affiliate banks were concentrated in the state of Michigan.  Over ten years ago, we began to implement our strategy for geographic diversification with the opening of our first affiliate in Arizona.  Our efforts to nationally diversify have resulted in current operations in 16 states and continue with each application that we file for a new affiliate community bank, of which we currently have twelve pending.  Diversification efforts have also focused on increasing the mix and source of revenue generation through additional fee income generators.  The addition of our wealth management affiliate, Capitol Wealth, has begun to demonstrate an improved contribution to our consolidated profit profile and will continue to support our customer base through enhanced products and services.”

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $4.7 billion national community bank development company, with a network of more than 50 separately chartered banks and bank operations in 16 states. It is the holder of the most individual bank charters in the country.  Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages, and provides efficient services to its growing network of community banks. Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community. Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

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CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2007	2006		2007	2006

Condensed statements of operations:
Interest income	$85,036	$73,082		$244,129	$204,375
Interest expense	38,368	28,387		107,238	74,690
Net interest income	46,668	44,695		136,891	129,685
Provision for loan losses	7,890	3,441		15,812	8,712
Noninterest income	7,111	4,906		18,539	15,472
Noninterest expense	44,474	34,110		128,511	102,556
Income before income taxes	6,560	14,973		23,239	43,138

Net income	$5,974	$10,789		$18,543	$31,009

Per share data:
Net income - basic	$0.35	$0.68		$1.10	$1.97
Net income - diluted	0.35	0.66		1.08	1.89
Book value at end of period	22.56	20.40		22.56	20.40
Common stock closing price at end of period	$24.83	$44.50		$24.83	$44.50
Common shares outstanding at end of period	17,310,000	16,065,000		17,310,000	16,065,000
Number of shares used to compute:
Basic earnings per share	17,096,000	15,757,000		16,919,000	15,702,000
Diluted earnings per share	17,198,000	16,431,000		17,196,000	16,381,000

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2007	2007	2007	2006	2006
Condensed statements of financial position:
Total assets	$4,654,012	$4,439,279	$4,254,526	$4,065,816	$3,855,633
Portfolio loans	4,030,384	3,801,773	3,620,981	3,488,678	3,307,222
Deposits	3,673,950	3,523,346	3,392,035	3,258,485	3,114,206
Stockholders' equity	390,466	387,917	381,992	361,879	327,791
Total capital	$689,643	$668,067	$661,650	$589,426	$542,734

Key performance ratios:
Return on average assets	0.53%	0.58%	0.61%	1.16%	1.14%
Return on average equity	6.15%	6.54%	6.74%	13.30%	13.36%
Net interest margin	4.42%	4.53%	4.67%	4.82%	5.08%
Efficiency ratio	82.70%	82.15%	83.20%	70.30%	68.77%

Asset quality ratios:
Allowance for loan losses / portfolio loans	1.31%	1.30%	1.30%	1.30%	1.37%
Total nonperforming loans / portfolio loans	1.31%	1.10%	1.02%	0.98%	0.90%
Total nonperforming assets / total assets	1.42%	1.17%	1.08%	1.08%	0.99%
Net charge-offs (annualized) / average portfolio loans	0.45%	0.18%	0.26%	0.38%	0.19%
Allowance for loan losses / nonperforming loans	100.21%	118.28%	128.00%	132.50%	151.05%

Capital ratios:
Stockholders' equity / total assets	8.39%	8.74%	8.98%	8.90%	8.50%
Total capital / total assets	14.82%	15.05%	15.55%	14.50%	14.08%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include expressions such as "expects", "intends", "believes" and "should" which are not necessarily statements of belief as to the expected outcomes of future events.  Actual results could materially differ from those presented due to a variety of internal and external factors.  Actual results could materially differ from those contained in, or implied by, such statements.  Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006
INTEREST INCOME:
Portfolio loans (including fees)	$81,117	$69,159	$231,819	$193,879
Loans held for sale	429	748	1,765	2,010
Taxable investment securities	188	223	589	730
Federal funds sold	2,916	2,341	8,569	6,169
Other	386	611	1,387	1,587
Total interest income	85,036	73,082	244,129	204,375

INTEREST EXPENSE:
Deposits	32,359	23,946	90,955	62,125
Debt obligations and other	6,009	4,441	16,283	12,565
Total interest expense	38,368	28,387	107,238	74,690

Net interest income	46,668	44,695	136,891	129,685

PROVISION FOR LOAN LOSSES	7,890	3,441	15,812	8,712
Net interest income after provision
for loan losses	38,778	41,254	121,079	120,973

NONINTEREST INCOME:
Service charges on deposit accounts	1,232	1,083	3,524	3,217
Trust and wealth-management revenue	1,371	689	3,525	2,324
Fees from origination of non-portfolio
residential mortgage loans	1,142	1,362	3,754	4,091
Gain on sales in government-guaranteed loans	946	390	2,296	1,194
Other	2,420	1,382	5,440	4,646
Total noninterest income	7,111	4,906	18,539	15,472

NONINTEREST EXPENSE:
Salaries and employee benefits	27,816	21,615	80,325	64,840
Occupancy	3,831	3,172	10,880	8,768
Equipment rent, depreciation and maintenance	2,239	2,143	7,471	6,156
Other	10,588	7,180	29,835	22,792
Total noninterest expense	44,474	34,110	128,511	102,556

Income before income taxes and minority interest	1,415	12,050	11,107	33,889

Income taxes	586	4,184	4,696	12,129
Income before minority interest	829	7,866	6,411	21,760

Minority interest in net losses
of consolidated subsidiaries	5,145	2,923	12,132	9,249

NET INCOME	$5,974	$10,789	$18,543	$31,009

NET INCOME PER SHARE:
Basic	$0.35	$0.68	$1.10	$1.97

Diluted	$0.35	$0.66	$1.08	$1.89

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	September 30	December 31
	2007	2006
ASSETS

Cash and due from banks	$162,375	$169,753
Money market and interest-bearing deposits	26,095	37,204
Federal funds sold	194,445	141,913
Cash and cash equivalents	382,915	348,870
Loans held for sale	25,980	34,593
Investment securities:
Available for sale, carried at market value	15,379	18,904
Held for long-term investment, carried at
amortized cost which approximates market value	24,136	21,749
Total investment securities	39,515	40,653
Portfolio loans:
Commercial	3,605,794	3,103,125
Real estate mortgage	263,590	259,604
Installment	161,000	125,949
Total portfolio loans	4,030,384	3,488,678
Less allowance for loan losses	(52,851)	(45,414)
Net portfolio loans	3,977,533	3,443,264
Premises and equipment	57,802	54,295
Accrued interest income	19,657	17,524
Goodwill and other intangibles	70,859	62,215
Other assets	79,751	64,402

TOTAL ASSETS	$4,654,012	$4,065,816

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$636,534	$651,253
Interest-bearing	3,037,416	2,607,232
Total deposits	3,673,950	3,258,485
Debt obligations:
Notes payable and short-term borrowings	259,885	191,154
Subordinated debentures	156,106	101,035
Total debt obligations	415,991	292,189
Accrued interest on deposits and other liabilities	30,534	26,751
Total liabilities	4,120,475	3,577,425

MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES	143,071	126,512

STOCKHOLDERS' EQUITY:
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2007 - 17,310,409 shares
2006 - 16,656,481 shares	272,078	249,244
Retained earnings	118,455	112,779
Market value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income/loss)	(67)	(144)
Total stockholders' equity	390,466	361,879

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,654,012	$4,065,816

CAPITOL BANCORP LIMITED
Allowance for Loan Losses and Asset Quality Data

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended September 30
	Three Month Period		Nine Month Period
	2007	2006	2007	2006
Allowance for loan losses at beginning of period	$49,349	$43,311	$45,414	$40,559

Loans charged-off:
Commercial	(4,162)	(1,766)	(8,268)	(4,886)
Real estate mortgage	(278)	(11)	(574)	(59)
Installment	(182)	(90)	(485)	(323)
Total charge-offs	(4,622)	(1,867)	(9,327)	(5,268)
Recoveries:
Commercial	128	192	695	887
Real estate mortgage	--	2	3	3
Installment	106	95	254	281
Total recoveries	234	289	952	1,171
Net charge-offs	(4,388)	(1,578)	(8,375)	(4,097)
Additions to allowance charged to expense	7,890	3,441	15,812	8,712

Allowance for loan losses at September 30	$52,851	$45,174	$52,851	$45,174

Average total portfolio loans for period ended September 30	$3,908,625	$3,244,387	$3,726,654	$3,131,358

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.45%	0.19%	0.30%	0.17%

ASSET QUALITY (in thousands):

	September 30	December 31
	2007	2006
Nonaccrual loans:
Commercial	$44,455	$25,219
Real estate mortgage	3,549	3,609
Installment	1,531	898
T Total nonaccrual loans	49,535	29,726

Past due (>90 days) loans:
Commercial	2,643	3,860
Real estate mortgage	394	523
Installment	166	165
Total past due loans	3,203	4,548

Total nonperforming loans	$52,738	$34,274

Real estate owned and other repossessed assets	13,161	9,478

Total nonperforming assets	$65,899	$43,752

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006

Numerator—net income for the period	$5,974	$10,789	$18,543	$31,009

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	17,096	15,757	16,919	15,702

Effect of dilutive securities:
Unvested restricted shares	--	68	11	68
Stock options	102	606	266	611
Total effect of dilutive securities	102	674	277	679
Denominator for diluted earnings per share—
Weighted average number of shares and potential dilution	17,198	16,431	17,196	16,381

Number of antidilutive stock options excluded from diluted earnings per share computation	1,650	--	368	--

AVERAGE BALANCES (in thousands):

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006

Portfolio loans	$3,908,625	$3,244,387	$3,726,654	$3,131,358
Earning assets	4,219,128	3,521,317	4,027,031	3,389,824
Total assets	4,550,011	3,789,104	4,339,710	3,662,226
Deposits	3,617,570	3,053,721	3,459,872	2,949,192
Stockholders’ equity	388,804	322,956	381,482	314,929

Capitol Bancorp’s National Network of Community Banks

Arizona Region:
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Tucson	Tucson, Arizona
Camelback Community Bank	Phoenix, Arizona
Mesa Bank	Mesa, Arizona
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Valley First Community Bank	Scottsdale, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	Point Loma, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Colorado Region:
Fort Collins Commerce Bank	Fort Collins, Colorado
Larimer Bank of Commerce	Fort Collins, Colorado
Loveland Bank of Commerce	Loveland, Colorado

Great Lakes Region:
Ann Arbor Commerce Bank	Ann Arbor, Michigan
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Brighton Commerce Bank	Brighton, Michigan
Capitol National Bank	Lansing, Michigan
Detroit Commerce Bank	Detroit, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Grand Haven Bank	Grand Haven, Michigan
Kent Commerce Bank	Grand Rapids, Michigan
Macomb Community Bank	Clinton Township, Michigan
Muskegon Commerce Bank	Muskegon, Michigan
Oakland Commerce Bank	Farmington Hills, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan
Portage Commerce Bank	Portage, Michigan

Midwest Region:
Bank of Belleville	Belleville, Illinois
Summit Bank of Kansas City	Lee’s Summit, Missouri

Nevada Region:
1st Commerce Bank	Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada
Black Mountain Community Bank	Henderson, Nevada
Desert Community Bank	Las Vegas, Nevada
Red Rock Community Bank	Las Vegas, Nevada

Northeast Region:
USNY Bank	Geneva, New York

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington
High Desert Bank	Bend, Oregon
Issaquah Community Bank	Issaquah, Washington

Capitol Bancorp’s National Network of Community Banks – Continued

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Sunrise Bank of Atlanta	Atlanta, Georgia

Texas Region:
Sunrise Bank – Dallas LPO	Dallas, Texas
Sunrise Bank – Houston LPO	Houston, Texas